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Erin Collopy                                           Andrea Gordon
General Magic                                          TSI Communications
1 + 408 774 4225                                       1 + 650 635 0200 ext. 203
erin@generalmagic.com                                  agordon@tsicomm.com

   GENERAL MAGIC TO RECEIVE FAR-REACHING EXTENSION OF U.S. PATENT "VOICE USER
                           INTERFACE WITH PERSONALITY"

                  Company secured broad intellectual property
            rights to natural, personality-rich voice user interfaces

     SUNNYVALE, Calif. (August 7, 2001) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice enterprise software and services, today announced that the U.S. Patent Office has allowed sweeping new claims relating to its voice user interface family of patents. The new patent is a continuation of the company's United States Patent entitled "Voice User Interface with Personality" (#6,144,938), originally filed in May of 1998. With the issuance of this patent, General Magic will hold pioneering intellectual property rights relating to the design and implementation of human-like voice user interfaces.

     "General Magic is a pioneer in the development of voice user interfaces that are capable of emulating human verbal behavior," said Mary Doyle, senior vice president and general counsel of General Magic. "A number of companies have recently announced products and services that follow General Magic's lead in re-creating human characteristics in interactive voice user interfaces. General Magic is initiating a licensing program for those who want to leverage the power of personality-rich, human-like voice user interfaces using techniques covered by General Magic's recently granted patent," concluded Doyle. Alan MacPherson, chairman and senior partner of Skjerven Morrill MacPherson LLP, and a member of the firm's highly-regarded intellectual property practice added, "I believe that this patent protects a concept fundamental to implementing a personality within a voice user interface."

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     "As  more and more companies realize the potential of the voice market, project teams are recognizing the critical importance of the consumer experience, much of which is determined by the personality projected by the application," noted Mark Plakias, senior vice president, voice and wireless commerce, The Kelsey Group. "General Magic has been working on the technology to create personality longer than any other commercial entity in the business and has taken the necessary steps to preserve its intellectual property rights in this all-important area."

     Since filing for the patent more than three years ago, General Magic has continued to develop its expertise in voice user interface design, giving it a significant lead in the marketplace for delivering significant cost savings and superior customer service that can be delivered by an automated telephone system. The company's recently announced magicTalk Enterprise Platform will embody patented aspects of voice user interface design and dialog development methodology.

ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure company that provides enterprise-grade software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, California. For additional information, visit www.generalmagic.com.

                                      # # #

General Magic and magicTalk are trademarks of General Magic, Inc., and are registered in some jurisdictions.